Exhibit 99.1

GlyEco Announces Completion of Rights Offering

ROCK HILL, SC / ACCESSWIRE / August 10, 2017 / GlyEco, Inc. (“GlyEco” or the “Company”) (OTC PINK GLYE), a leading specialty chemical company, announces the closing of its rights offering, which expired on August 4, 2017, and raised aggregate gross proceeds of approximately $2.29 million, including $670,000 in cash and $1.62 million in redemption of previously issued notes, from the sale of 28.6 million shares of common stock at a price of $0.08 per share. The rights offering was made pursuant to a registration statement on Form S-1 (Reg. No. 333-215941) and prospectus on file with the Securities and Exchange Commission. The Company plans to use the net proceeds for general working capital purposes.

The Company also repaid the remaining 8% promissory notes issued in December 2016 through a combination of shares of its common stock at a per share price of $0.08 and cash. The Company issued 2,754,500 shares in exchange for a total of $220,360 in principal and interest and repaid the balance in cash in the full amount of $52,467. As a result of these transactions, the previously issued 8% notes have been repaid in full.

This press release shall not and does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About GlyEco, Inc.

GlyEco is a leading specialty chemical company, leveraging technology and innovation to focus on vertically integrated, eco-friendly manufacturing, customer service and distribution solutions. Our eight facilities, including the recently acquired 14-20 million gallons per year, ASTM E1177 EG-1, glycol re-distillation plant in West Virginia, deliver superior quality glycol products that meet or exceed ASTM quality standards, including a wide spectrum of ready to use antifreezes and additive packages for antifreeze/coolant, gas patch coolants and heat transfer fluid industries, throughout North America. Our team’s extensive experience in the chemical field, including direct experience with reclamation of all types of glycols, gives us the ability to process a wide range of feedstock streams, formulate and produce unique products, and has earned us an outstanding reputation in our markets.

For further information, please visit: http://www.glyeco.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by federal securities laws.

The contents of GlyEco’s website referenced herein are not incorporated into this press release.

Contact:

GlyEco, Inc.
Ian Rhodes
President and Chief Executive Officer
irhodes@glyeco.com
866-960-1539

SOURCE: GlyEco, Inc.